As filed with the Securities and Exchange Commission on March 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0722250
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

460 Totten Pond Rd, Suite 530

Waltham, Massachusetts 02451

(Address of principal executive offices)

Chiasma, Inc. 2015 Stock Option and Incentive Plan

(Full title of the plan)

Mark J. Fitzpatrick

Chief Executive Officer

Chiasma, Inc.

460 Totten Pond Rd, Suite 530

Waltham, Massachusetts 02451

(Name and address of agent for service)

(617)-928-5300

(Telephone Number, Including area code, of Agent for Service)

Copy to:

Michael H. Bison

Daniel Lang

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration Fee
Common Stock (par value $0.01)	978,245(3)	$4.645	$4,543,948	$550.73

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Chiasma, Inc. 2015 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the Nasdaq Global Select Market, on March 4, 2019.

(3)

Represents an automatic increase of 978,245 shares of Common Stock to the number of shares available for issuance under the Plan, effective January 1, 2019. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on July 21, 2015 (Registration No. 333-205773) and March 17, 2016 (Registration No. 333-210259).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2015 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2019, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2019, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 978,245. This Registration Statement registers these additional 978,245 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statements filed on Form S-8 on July 21, 2015 (Registration No. 333-205773) and March 17, 2016 (Registration No. 333-210259) are effective. The information contained in the Registrant’s registration statements on Form S-8 (Registration No. 333-205773 and Registration No. 333-210259) are hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

4.2	Amended and Restated Bylaws of the Registrant(2)

4.3	Form of common stock certificate of the Registrant(3)

4.4	Amended and Restated Investors’ Rights Agreement, by and between the Registrant and the Investors named therein, dated as of December 16, 2014(4)

4.5	Form of Warrant to Purchase Shares of Common Stock (issued in connection with the Registrant’s Series D preferred stock financing)(5)

4.6	Form of Warrant to Purchase Shares of Common Stock (issued in connection with the Registrant’s Series E preferred stock financing)(6)

5.1	Opinion of Goodwin Procter LLP*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in the signature page to this Registration Statement on Form S-8)*

99.1	2015 Stock Option and Incentive Plan and forms of option agreements thereunder(7)

(1)	Filed as Exhibit 3.1 to the Registrant’s Form 8-K, filed previously with the Commission on July 21, 2015 and incorporated by reference herein.
(2)	Filed as Exhibit 3.2 to the Registrant’s Form 8-K, filed previously with the Commission on July 21, 2015 and incorporated by reference herein.
(3)

Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on July 6, 2015 and incorporated by reference herein.

(4)

Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on June 15, 2015 and incorporated by reference herein.

(5)

Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on June 15, 2015 and incorporated by reference herein.

(6)

Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on June 15, 2015 and incorporated by reference herein.

(7)

Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on July 6, 2015 and incorporated by reference herein.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on March 8, 2019.

CHIASMA, INC.

By:	/s/ Mark J. Fitzpatrick
Mark J. Fitzpatrick
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Chiasma, Inc., hereby severally constitute and appoint Mark Fitzpatrick and Drew Enamait, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Chiasma, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 8, 2019.

Signature	Title

/s/ Mark J. Fitzpatrick Mark J. Fitzpatrick	President and Chief Executive Officer, Director (Principal Executive Officer and Principal Financial Officer)

/s/ Drew Enamait Drew Enamait	Vice President, Finance and Administration (Principal Accounting Officer)

/s/David Stack David Stack	Director

/s/ Todd Foley Todd Foley	Director

/s/ Bard Geesaman, M.D., Ph.D. Bard Geesaman, M.D., Ph.D.	Director

/s/ Roni Mamluk, Ph.D. Roni Mamluk, Ph.D.	Director

/s/ Scott Minick Scott Minick	Director

/s/ John Scarlett, M.D. John Scarlett	Director

/s/John F. Thero John F. Thero	Director